Exhibit 99.1

Tenneco Reports Second Quarter Financial Results

LAKE FOREST, Ill.--(BUSINESS WIRE)--July 30, 2009--Tenneco Inc. (NYSE: TEN):

  Global OE industry production declines negatively impact revenue and EBIT year-over-year
  Gross margin improves year-over-year and sequentially over first quarter 2009; strongest quarterly performance since 2006
  Working capital improvements deliver strongest second quarter operating cash flow performance since becoming a stand-alone company in November 1999
  Strong cash flow resulted in $65 million reduction in net debt in the quarter

Tenneco Inc. (NYSE: TEN) reported a second quarter net loss of $33 million, or 72-cents per diluted share, compared with net income of $13 million, or 26-cents per diluted share, in second quarter 2008. Adjusted for the items below, the net loss was $10 million, or 22-cents per diluted share, versus net income of $34 million, or 71-cents per diluted share a year ago. The tables in this press release reconcile GAAP results to non-GAAP results.

EBIT (earnings before interest, taxes and noncontrolling interests) was $17 million, compared with $75 million a year ago. Adjusted EBIT was $25 million, versus $88 million in second quarter 2008. The company’s cost reduction efforts and the benefits from restructuring actions helped offset a portion of the $89 million negative impact on EBIT from lower OE production volumes worldwide and related manufacturing fixed cost absorption. Unfavorable currency exchange rates compared with a year ago also negatively impacted EBIT by $9 million.

EBITDA including noncontrolling interests (EBIT before depreciation and amortization) was $72 million compared with $132 million a year ago. Adjusted EBITDA including noncontrolling interests was $79 million, versus $145 million in second quarter 2008.

“Our cost reduction, restructuring and cash generation actions continue to take hold and are delivering the results we need to manage through this very challenging production environment,” said Gregg Sherrill, chairman and CEO, Tenneco. “Although our revenue and profitability continue to be negatively impacted by the global industry downturn, we are pleased with our strong cash flow performance this quarter as well as our gross margin improvement.”

Adjusted second quarter 2009 and 2008 results:

	Q2 2009				Q2 2008
	EBITDA	EBIT	Net loss attributable to Tenneco Inc.	Per Share	EBITDA	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$ 72	$ 17	$ (33)	$ (0.72)	$ 132	$ 75	$ 13	$ 0.26

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	2	3	2	0.04	6	6	4	0.08
Environmental reserve	5	5	3	0.07	-	-	-	-
New aftermarket customer changeover costs	-	-	-	-	7	7	4	0.09
Net tax adjustments	-	-	18	0.39	-	-	13	0.28

Non-GAAP earnings measures	$ 79	$ 25	$ (10)	$ (0.22)	$ 145	$ 88	$ 34	$ 0.71

Second quarter 2009 adjustments:

  Restructuring and related expenses of $3 million pre-tax, or 4-cents per diluted share;
  A reserve of $5 million pre-tax, or 7-cents per diluted share, related to environmental liabilities of a company Tenneco acquired in 1996 at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009;
  Non-cash tax charges of $18 million, or 39-cents per diluted share, primarily related to the impact of recording a valuation allowance against our tax benefit for losses in the U.S. and certain foreign jurisdictions.

Second quarter 2008 adjustments:

  Restructuring and related expenses of $6 million pre-tax, or 8-cents per diluted share;
  Aftermarket customer changeover costs of $7 million pre-tax, or 9-cents per diluted share, related to new aftermarket business (expenses incurred to replace competitors’ products with Tenneco products);
  Non-cash tax expense of $13 million, or 28-cents per diluted share, for tax liabilities related to changes in inter-company billing arrangements.

REVENUE

Second quarter revenue was $1.106 billion compared with $1.651 billion a year ago, down 24% excluding the impact of $148 million in unfavorable currency in the quarter. Excluding the currency impact and substrate sales, revenue was $1.028 billion, down 17% from $1.245 billion in second quarter 2008. Lower production volumes on OE vehicle platforms globally drove the decline.

GROSS MARGIN AND SGA&E

The company delivered its best gross margin performance since the third quarter of 2006. Gross margin was 17.5%, an improvement from 16.2% a year ago and up from 14.5% in first quarter 2009. The gross margin improved, despite lower year-over-year revenues, as the company executed on restructuring savings and cost reductions to successfully offset a portion of the negative impact from lower OE production volumes and related manufactured fixed cost absorption. Gross margin in second quarter 2009 includes $1 million in restructuring and related costs and second quarter 2008 includes $3 million in restructuring and related costs.

SGA&E (selling, general, administrative and engineering) expense decreased to $112 million from $136 million in second quarter 2008, primarily as a result of the company’s cost reduction initiatives. SGA&E as a percent of sales increased to 10.1% versus 8.2% due to lower year-over-year revenues. SGA&E in second quarter 2009 includes $1 million in restructuring and related costs and second quarter 2008 includes $3 million in restructuring and related costs and $7 million in aftermarket customer changeover costs.

CASH AND DEBT POSITION

Tenneco generated $112 million in cash from operations in the quarter, compared with cash from operations of $58 million in second quarter 2008, despite a $60 million year-over-year decline in EBITDA including noncontrolling interests. The cash performance was driven by working capital improvements, particularly inventory and accounts receivable reductions. Cash flow from accounts receivable improved $58 million year-over-year even though the company’s sale of receivables generated $21 million less in cash compared with a year ago. An intense focus on reducing inventories generated $33 million in cash versus a cash use of $4 million in second quarter 2008.

Tenneco continues to hold down capital spending without sacrificing the spending needed for technology development and new program launches. Capital spending in the quarter was $24 million, a 58% decrease from $57 million in second quarter 2008. The company now estimates that its capital spending will be approximately $140 million in 2009, down from the previous guidance of $160 million.

At June 30, 2009, Tenneco’s leverage ratio under its senior credit facility was 5.77, below the maximum level of 7.35. The interest coverage ratio was 2.21, above the minimum of 1.85. At the end of the quarter, Tenneco had an EBITDA cushion of $40 million and a debt cushion of $392 million against its tightest covenant.

The company’s strong cash flow performance in the quarter improved liquidity and reduced debt net of cash balances by $65 million in the quarter.

($ millions)
	Current Quarter	Prior Quarter	Prior Year
	June 30, 2009	March 31, 2009	June 30, 2008
Total Debt	$ 1,520	$ 1,587	$ 1,492
Cash Balances	111	113	164
Net Debt	$ 1,409	$ 1,474	$ 1,328

Unused Borrowing Capacity	$ 333	$ 270	$ 351

“We delivered our strongest second quarter operating cash flow performance since becoming a stand-alone company, which shows outstanding execution on our plans for generating and preserving cash and is to the credit of all our employees worldwide,” said Sherrill. “We remain intensely focused on cash flow, our liquidity position and supporting our customers’ requirements including new business launches and production ramp-ups as the industry begins to recover.”

GM AND CHRYSLER

Tenneco collected substantially all of its pre-petition receivables from General Motors and Chrysler. Other than the impact from production shut-downs, the company incurred no economic loss from the bankruptcies of these two customers.

NORTH AMERICA

  OE revenue was $318 million, down 38% from $516 million a year ago. Excluding substrate sales and the negative impact of currency, revenue was $212 million, down 35% year-over-year. The decrease was driven by industry production volume declines. Industry light vehicle production was down 49% in the quarter versus a year ago. Industry commercial vehicle Class 8 production was down 57% and Class 5-7 fell 53%.
  Aftermarket revenue was $150 million, down 4% from $158 million in second quarter 2008. Excluding the negative impact of currency, revenue was $153 million. The decrease was due to lower ride control and emission control sales volumes.
  EBIT for North American operations was $6 million, versus $17 million in second quarter 2008. Manufacturing efficiencies, cost reductions and restructuring benefits offset a good portion of the negative impact on EBIT from significantly lower OE production volumes and related manufacturing fixed cost absorption. Second quarter 2009 EBIT includes $1 million in unfavorable currency.
  Adjusted for the following items, EBIT was $12 million, compared with $25 million a year ago. Second quarter 2009 EBIT includes $1 million in restructuring and related expenses and a $5 million charge related to environmental liabilities described above. Second quarter 2008 EBIT includes $1 million in restructuring and related expenses and $7 million in aftermarket changeover costs.

EUROPE, SOUTH AMERICA AND INDIA

  Europe OE revenue was $329 million, down 43% from $578 million a year ago. Excluding substrate sales and the negative impact of currency, revenue was $342 million, down 19% year-over-year, driven by industry production volume declines. Industry light vehicle production was down 27% year-over-year.
  Europe aftermarket revenue was $101 million, down 22% from $129 million in second quarter 2008. Excluding the negative impact of currency, revenue was $119 million, down 8% from the prior year. The decline was due to lower sales in both product lines.
  South America and India revenue was $90 million, down 16% from $108 million a year ago. Excluding substrate sales and the negative impact of currency, revenue increased 5% year-over-year to $94 million. New platform launches in Brazil and higher OE volumes in India were partially offset by the negative impact from currency exchange rates in South America.

  EBIT for Europe, South America and India was $6 million, compared with $48 million in second quarter 2008. The benefits to EBIT in the quarter from cost reductions and restructuring actions helped address the headwinds from significantly lower OE production volumes, manufacturing fixed cost absorption due to those declines and lower aftermarket sales. Second quarter 2009 EBIT includes $6 million in unfavorable currency.
  Excluding restructuring and related expenses of $2 million in second quarter 2009 and $3 million in second quarter 2008, EBIT was $8 million, compared with $51 million a year ago.

ASIA PACIFIC

  Asia revenue was $88 million, down 16% from $105 million a year ago. Excluding substrate sales, revenue was relatively even year-over-year. Revenue was negatively impacted by lower substrate sales in China.
  Australia revenue was $30 million, down 47% from $57 million in second quarter 2008. Excluding substrate sales and the impact of negative currency, revenue was $39 million, down 26% from the prior year. The decline was driven by lower OE volume declines with customers taking significant plant shutdowns during the quarter. Industry light vehicle production was down 48% year-over-year.
  Asia Pacific EBIT was $5 million, compared with $10 million a year ago, driven by lower OE production volumes in Australia and related manufacturing cost absorption. Second quarter 2009 EBIT includes $2 million in unfavorable currency.
  Excluding $2 million in restructuring and related expenses in 2008, EBIT was $5 million in second quarter 2009 versus $12 million in second quarter 2008.

OUTLOOK

Although numerous governments have enacted incentive programs, which are positively impacting vehicle sales in certain regions, and the uncertainty over the GM and Chrysler bankruptcies has been alleviated, overall global automotive industry conditions remain weak.

While Tenneco is not anticipating a significant industry sales recovery over the remainder of 2009, it is important to note that the majority of vehicle inventory corrections were achieved in the first half and Tenneco expects strengthening in OE production volumes in the second half of the year as production begins to track more closely with sales.

“This crisis has been a catalyst for driving our operations to new performance levels and resulted in significant efficiency improvements across our businesses globally. Capturing and institutionalizing these improvements will help us take full advantage of an eventual industry recovery,” said Sherrill. “I continue to be very confident in Tenneco’s long-term growth prospects. The fundamentals for that growth remain in place, and our people, at all levels, are dedicated and driven to fully realizing those opportunities.”

Attachment 1

Statements of Income – 3 Months

Statements of Income – 6 Months

Balance Sheets

Statements of Cash Flows – 3 Months

Statements of Cash Flows – 6 Months

Attachment 2

Reconciliation of GAAP Net Income to EBITDA – 3 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months

Reconciliation of GAAP Net Income to EBITDA – 6 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 6 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 6 Months

CONFERENCE CALL

The company will host a conference call on Thursday, July 30, 2009 at 10:30 a.m. EDT. The dial-in number is 888-566-5907 (domestic) or 312-470-7131 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on July 30, 2009 through August 30, 2009. To access this recording, dial 866-489-2844 (domestic) or 203-369-1658 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

Tenneco is a $5.9 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 21,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker®, Gillet™ and Clevite®Elastomer brand names.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” “will,” and “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products such as recent and significant production cuts by automotive manufacturers in response to difficult economic conditions;

(ii) the company's resultant inability to realize the sales represented by its awarded book of business which is based on anticipated pricing for the applicable program over its life, and is subject to increases or decreases due to changes in customer requirements, customer and consumer preferences, and the number of vehicles actually produced by customers;

(iii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(iv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector, and changes in consumer demand and prices, including longer product lives of automobile parts and the cyclicality of automotive production and sales of automobiles which include the company's products, and the potential negative impact on the company's revenues and margins from such products;

(v) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;

(vi) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including the strength of other currencies relative to the U.S. dollar and currency fluctuations and other risks associated with operating in foreign countries;

(vii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals;

(viii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets particularly in light of the current global financial and liquidity crisis, and the credit ratings of the company’s debt;

(ix) the recent volatility in the credit markets, the losses which may be sustained by our lenders due to their lending and other financial relationships and the general instability of financial institutions due to a weakening economy;

(x) the cost and outcome of existing and any future legal proceedings, and the impact of changes in and compliance with laws and regulations, including environmental laws and regulations and the adoption of the current mandated timelines for worldwide emissions regulations;

(xi) workforce factors such as strikes or labor interruptions;

(xii) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xiii) further changes in the distribution channels for the company's aftermarket products, further consolidations among automotive parts customers and suppliers, and product warranty costs;

(xiv) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xv) changes in accounting estimates and assumptions, including changes based on additional information;

(xvi) acts of war, riots or terrorism, including, but not limited to the events taking place in the Middle East, the current military action in Iraq and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where the company operates; and

(xvii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2008.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
THREE MONTHS ENDED JUNE 30,
(Millions except per share amounts)

	2009		2008
Net sales and operating revenues	$ 1,106		$ 1,651

Costs and expenses
Cost of sales (exclusive of depreciation shown below)	913	(a)	1,383	(d)
Engineering, research and development	24		34
Selling, general and administrative	88	(a)	102	(d) (e)
Depreciation and amortization of other intangibles	55	(a)	57
Total costs and expenses	1,080		1,576

Loss on sale of receivables	(2)		(2)
Other income (expense)	(7)	(b)	2
Total other income (expense)	(9)		-

Income before interest expense, income taxes,
and noncontrolling ownership interests
North America	6	(a) (b)	17	(d) (e)
Europe, South America & India	6	(a)	48	(d)
Asia Pacific	5		10	(d)
	17		75
Less:
Interest expense (net of interest capitalized)	35		33
Income tax expense	11	(c)	27	(f)
Net income (loss)	(29)		15

Less: Net income attributable to noncontrolling interests	4		2
Net income (loss) attributable to Tenneco Inc.	$ (33)		$ 13

Average common shares outstanding:
Basic	46.7		46.4
Diluted	46.7		47.7

Earnings (Loss) per share of common stock:
Basic	$ (0.72)		$ 0.26
Diluted	$ (0.72)		$ 0.26
(a) Includes restructuring and related charges of $3 million pre-tax, $2 million after tax or $0.04 per diluted share. Of the adjustment $1 million is recorded in cost of sales, $1 million is recorded in SG&A and $1 million is recorded in depreciation. Geographically, $1 million is recorded in North America and $2 million in Europe, South America and India.

(b) Includes charge of $5 million pre-tax, $3 million after tax or $0.07 per diluted share related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

(c) Includes tax charges of $18 million or $0.39 per diluted share primarily related to the impact of recording a valuation allowance against the tax benefit for losses in the U.S. and certain foreign jurisdictions.

(d) Includes restructuring and related charges of $6 million pre-tax, $4 million after tax or $0.08 per diluted share. Of the adjustment $3 million is recorded in cost of sales and $3 million is recorded in SG&A. Geographically, $1 million is recorded in North America, $3 million in Europe, South America and India and $2 million in Asia Pacific.

(e) Includes customer changeover costs of $7 million pre-tax, $4 million after-tax or $0.09 per diluted share.

(f) Includes a $13 million or $0.28 per diluted share charge for tax adjustments.

				ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
SIX MONTHS ENDED JUNE 30,
(Millions except per share amounts)

	2009		2008
Net sales and operating revenues	$ 2,073		$ 3,211

Costs and expenses
Cost of sales (exclusive of depreciation shown below)	1,740	(a)	2,709	(d)
Engineering, research and development	45		70
Selling, general and administrative	166	(a)	207	(d) (e)
Depreciation and amortization of other intangibles	107	(a)	112
Total costs and expenses	2,058		3,098

Loss on sale of receivables	(4)		(4)
Other income (expense)	(7)	(b)	5
Total other income (expense)	(11)		1

Income before interest expense, income taxes,
and noncontrolling ownership interests
North America	10	(a) (b)	26	(d) (e)
Europe, South America & India	(11)	(a)	73	(d)
Asia Pacific	5		15	(d)
	4		114
Less:
Interest expense (net of interest capitalized)	66		58
Income tax expense	14	(c)	32	(f)
Net income (loss)	(76)		24

Less: Net income attributable to noncontrolling interests	6		5
Net income (loss) attributable to Tenneco Inc.	$ (82)		$ 19

Average common shares outstanding:
Basic	46.7		46.3
Diluted	46.7		47.7

Earnings (Loss) per share of common stock:
Basic	$ (1.76)		$ 0.40
Diluted	$ (1.76)		$ 0.39

(a) Includes restructuring and related charges of $6 million pre-tax, $4 million after tax or $0.08 per diluted share. Of the adjustment $3 million is recorded in cost of sales, $1 million is recorded in SG&A and $2 million is recorded in depreciation. Geographically, $3 million is recorded in North America and $3 million in Europe, South America and India.

(b) Includes charge of $5 million pre-tax, $3 million after tax or $0.07 per diluted share related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

(c) Includes tax charges of $36 million or $0.77 per diluted share primarily related to the impact of recording a valuation allowance against the tax benefit for losses in the U.S. and certain foreign jurisdictions.

(d) Includes restructuring and related charges of $10 million pre-tax, $7 million after tax or $0.14 per diluted share. Of the adjustment $6 million is recorded in cost of sales and $4 million is recorded in SG&A. Geographically, $2 million is recorded in North America, $6 million in Europe, South America and India and $2 million in Asia Pacific.

(e) Includes customer changeover costs of $7 million pre-tax, $4 million after-tax or $0.09 per diluted share.

(f) Includes a $14 million or $0.29 per diluted share charge for tax adjustments.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		June 30, 2009		December 31, 2008

Assets

	Cash and cash equivalents	$ 111		$ 126

	Receivables, net	637	(a)	574	(a)

	Inventories	452		513

	Other current assets	138		125

	Investments and other assets	312		345

	Plant, property, and equipment, net	1,117		1,145

	Total assets	$ 2,767		$ 2,828

Liabilities and Shareholders' Equity

	Short-term debt	$ 65		$ 49

	Accounts payable	701		790

	Accrued taxes	47		30

	Accrued interest	23		22

	Other current liabilities	262		266

	Long-term debt	1,455	(b)	1,402	(b)

	Deferred income taxes	33		51

	Deferred credits and other liabilities	444		438

	Redeemable Noncontrolling Interests	4		7

	Tenneco Inc. Shareholders' Equity	(290)		(251)

	Noncontrolling Interests	23		24

	Total liabilities and shareholders' equity	$ 2,767		$ 2,828

		June 30, 2009		December 31, 2008
(a)	Accounts Receivables net of:
	Accounts receivables securitization programs	$ 172		$ 179

		June 30, 2009		December 31, 2008
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$ 299		$ 239
	Term loan A (Due 2012)	144		150
	10.25% senior notes (Due 2013)	249		250
	8.625% subordinated notes (Due 2014)	500		500
	8.125% senior notes (Due 2015)	250		250
	Other long term debt	13		13

		$ 1,455		$ 1,402

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	June 30,
	2009	2008

Operating activities:
Net income (loss)	$ (29)	$ 15
Adjustments to reconcile net income (loss)
to net cash provided (used) by operating activities -
Depreciation and amortization of other intangibles	55	57
Stock-based compensation	2	2
Deferred income taxes	(4)	(13)
Loss on sale of assets	2	3
Changes in components of working capital-
(Inc.)/dec. in receivables	(3)	(61)
(Inc.)/dec. in inventories	33	(4)
(Inc.)/dec. in prepayments and other current assets	(4)	(22)
Inc./(dec.) in payables	38	27
Inc./(dec.) in taxes accrued	22	26
Inc./(dec.) in interest accrued	(9)	(10)
Inc./(dec.) in other current liabilities	(2)	27
Changes in long-term assets	4	14
Changes in long-term liabilities	6	2
Other	1	(5)
Net cash provided by operating activities	112	58

Investing activities:
Proceeds from sale of assets	-	1
Cash payments for plant, property & equipment	(30)	(64)
Cash payments for software-related intangibles	(2)	(3)
Acquisition of business, net of cash acquired	-	(19)
Net cash used by investing activities	(32)	(85)

Financing activities:
Retirement of long-term debt	(7)	-
Net inc./(dec.) in bank overdrafts	(11)	3
Net inc./(dec.) in revolver borrowings and short-term debt excluding current
maturities on long-term debt	(62)	30
Distribution to noncontrolling interest partners	(10)	(2)
Net cash provided (used) by financing activities	(90)	31

Effect of foreign exchange rate changes on cash and
cash equivalents	8	(1)

Increase (decrease) in cash and cash equivalents	(2)	3
Cash and cash equivalents, April 1	113	161
Cash and cash equivalents, June 30	$ 111	$ 164

Cash paid during the period for interest	$ 43	$ 39
Cash paid during the period for income taxes (net of refunds)	8	12

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$ 11	$ 22

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Six Months Ended
	June 30,
	2009	2008

Operating activities:
Net income (loss)	$ (76)	$ 24
Adjustments to reconcile net income (loss)
to net cash provided (used) by operating activities -
Depreciation and amortization of other intangibles	107	112
Stock-based compensation	4	5
Deferred income taxes	(3)	(18)
Loss on sale of assets	4	5
Changes in components of working capital-
(Inc.)/dec. in receivables	(57)	(148)
(Inc.)/dec. in inventories	67	(47)
(Inc.)/dec. in prepayments and other current assets	(5)	(39)
Inc./(dec.) in payables	(36)	50
Inc./(dec.) in taxes accrued	19	25
Inc./(dec.) in interest accrued	1	(1)
Inc./(dec.) in other current liabilities	(5)	16
Changes in long-term assets	6	9
Changes in long-term liabilities	1	5
Other	4	(4)
Net cash provided (used) by operating activities	31	(6)

Investing activities:
Proceeds from sale of assets	2	2
Cash payments for plant, property & equipment	(66)	(127)
Cash payments for software-related intangibles	(4)	(8)
Acquisition of business, net of cash acquired	1	(19)
Net cash used by investing activities	(67)	(152)

Financing activities:
Issuance of common shares	-	1
Issuance of long-term debt	2	-
Debt issuance costs on long-term debt	(8)	-
Retirement of long-term debt	(8)	(3)
Net inc./(dec.) in bank overdrafts	(24)	-
Net inc./(dec.) in revolver borrowings and short-term debt excluding current
maturities on long-term debt	75	121
Distribution to noncontrolling interest partners	(10)	(4)
Net cash provided by financing activities	27	115

Effect of foreign exchange rate changes on cash and
cash equivalents	(6)	19

Decrease in cash and cash equivalents	(15)	(24)
Cash and cash equivalents, January 1	126	188
Cash and cash equivalents, June 30	$ 111	$ 164

Cash paid during the period for interest	$ 65	$ 61
Cash paid during the period for income taxes (net of refunds)	12	24

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$ 11	$ 22

				ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited

	Q2 2009
		Europe,
	North	SA &	Asia
	America	India	Pacific	Total
Net loss attributable to Tenneco Inc.				$ (33)

Net income attributable to noncontrolling interests				4

Net loss				(29)

Income tax expense				11

Interest expense (net of interest capitalized)				35

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$ 6	$ 6	$ 5	17

Depreciation and amortization of other intangibles	28	23	4	55

Total EBITDA including noncontrolling interests (2)	$ 34	$ 29	$ 9	$ 72

	Q2 2008
		Europe,
	North	SA &	Asia
	America	India	Pacific	Total
Net income attributable to Tenneco Inc.				$ 13

Net income attributable to noncontrolling interests				2

Net income				15

Income tax expense				27

Interest expense (net of interest capitalized)				33

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$ 17	$ 48	$ 10	75

Depreciation and amortization of other intangibles	27	26	4	57

Total EBITDA including noncontrolling interests (2)	$ 44	$ 74	$ 14	$ 132
(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	Q2 2009				Q2 2008
	EBITDA (3)	EBIT	Net loss attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$ 72	$ 17	$ (33)	$ (0.72)	$ 132	$ 75	$ 13	$ 0.26

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	2	3	2	0.04	6	6	4	0.08
Environmental reserve (4)	5	5	3	0.07	-	-	-	-
New aftermarket customer changeover costs (5)	-	-	-	-	7	7	4	0.09
Net tax adjustments	-	-	18	0.39	-	-	13	0.28

Non-GAAP earnings measures	$ 79	$ 25	$ (10)	$ (0.22)	$ 145	$ 88	$ 34	$ 0.71

					Q2 2009
						Europe,
					North	SA &	Asia
					America	India	Pacific	Total
EBIT					$ 6	$ 6	$ 5	$ 17
Restructuring and related expenses					1	2	-	3
Environmental reserve (4)					5	-	-	5

Adjusted EBIT					$ 12	$ 8	$ 5	$ 25

					Q2 2008
						Europe,
					North	SA &	Asia
					America	India	Pacific	Total
EBIT					$ 17	48	$ 10	$ 75
Restructuring and related expenses					1	3	2	6
New aftermarket customer changeover costs (5)					7	-	-	7

Adjusted EBIT					$ 25	$ 51	$ 12	$ 88
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the second quarters of 2009 and 2008 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Represents costs related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

(5) Represents costs associated with changing new aftermarket customers from their prior suppliers to an inventory of our products. Although our aftermarket business regularly incurs changeover costs, we specifically identify in the table above the changeover costs that, based on the size or number of customers involved, we believe are of an unusual nature for the time period in which they were incurred.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited

	YTD 2009
		Europe,
	North	SA &	Asia
	America	India	Pacific	Total
Net loss attributable to Tenneco Inc.				$ (82)

Net income attributable to noncontrolling interests				6

Net loss				(76)

Income tax expense				14

Interest expense (net of interest capitalized)				66

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$ 10	$ (11)	$ 5	4

Depreciation and amortization of other intangibles	56	43	8	107

Total EBITDA including noncontrolling interests (2)	$ 66	$ 32	$ 13	$ 111

	YTD 2008
		Europe,
	North	SA &	Asia
	America	India	Pacific	Total
Net income attributable to Tenneco Inc.				$ 19

Net income attributable to noncontrolling interests				5

Net income				24

Income tax expense				32

Interest expense (net of interest capitalized)				58

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$ 26	$ 73	$ 15	114

Depreciation and amortization of other intangibles	53	50	9	112

Total EBITDA including noncontrolling interests (2)	$ 79	$ 123	$ 24	$ 226
(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	YTD 2009				YTD 2008
	EBITDA (3)	EBIT	Net loss attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$ 111	$ 4	$ (82)	$ (1.76)	$ 226	$ 114	$ 19	$ 0.39

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	4	6	4	0.08	10	10	7	0.14
Environmental reserve (4)	5	5	3	0.07	-	-	-	-
New aftermarket customer changeover costs (5)	-	-	-	-	7	7	4	0.09
Net tax adjustments	-	-	36	0.77	-	-	14	0.29

Non-GAAP earnings measures	$ 120	$ 15	$ (39)	$ (0.84)	$ 243	$ 131	$ 44	$ 0.91

					YTD 2009
						Europe,
					North	SA &	Asia
					America	India	Pacific	Total
EBIT					$ 10	$ (11)	$ 5	$ 4
Restructuring and related expenses					3	3	-	6
Environmental reserve (4)					5	-	-	5

Adjusted EBIT					$ 18	$ (8)	$ 5	$ 15

					YTD 2008
						Europe,
					North	SA &	Asia
					America	India	Pacific	Total
EBIT					$ 26	73	$ 15	$ 114
Restructuring and related expenses					2	6	2	10
New aftermarket customer changeover costs (5)					7	-	-	7

Adjusted EBIT					$ 35	$ 79	$ 17	$ 131
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the first six months of 2009 and 2008 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Represents costs related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

(5) Represents costs associated with changing new aftermarket customers from their prior suppliers to an inventory of our products. Although our aftermarket business regularly incurs changeover costs, we specifically identify in the table above the changeover costs that, based on the size or number of customers involved, we believe are of an unusual nature for the time period in which they were incurred.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES (1)
Unaudited

	Q2 2009
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$ 76	$ (2)	$ 78	$ -	$ 78
Exhaust	242	(1)	243	109	134
Total North America Original Equipment	318	(3)	321	109	212

North America Aftermarket
Ride Control	109	(2)	111	-	111
Exhaust	41	(1)	42	-	42
Total North America Aftermarket	150	(3)	153	-	153

Total North America	468	(6)	474	109	365

Europe Original Equipment
Ride Control	106	(16)	122	-	122
Exhaust	223	(77)	300	80	220
Total Europe Original Equipment	329	(93)	422	80	342

Europe Aftermarket
Ride Control	56	(9)	65	-	65
Exhaust	45	(9)	54	-	54
Total Europe Aftermarket	101	(18)	119	-	119

South America & India	90	(18)	108	14	94

Total Europe, South America & India	520	(129)	649	94	555

Asia	88	-	88	19	69

Australia	30	(13)	43	4	39

Total Asia Pacific	118	(13)	131	23	108

Total Tenneco Inc.	$ 1,106	$ (148)	$ 1,254	$ 226	$ 1,028

	Q2 2008
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$ 121	$ -	$ 121	$ -	$ 121
Exhaust	395	-	395	192	203
Total North America Original Equipment	516	-	516	192	324

North America Aftermarket
Ride Control	114	-	114	-	114
Exhaust	44	-	44	-	44
Total North America Aftermarket	158	-	158	-	158

Total North America	674	-	674	192	482

Europe Original Equipment
Ride Control	131	-	131	-	131
Exhaust	447	-	447	159	288
Total Europe Original Equipment	578	-	578	159	419

Europe Aftermarket
Ride Control	69	-	69	-	69
Exhaust	60	-	60	-	60
Total Europe Aftermarket	129	-	129	-	129

South America & India	108	-	108	17	91

Total Europe, South America & India	815	-	815	176	639

Asia	105	-	105	35	70

Australia	57	-	57	3	54

Total Asia Pacific	162	-	162	38	124

Total Tenneco Inc.	$ 1,651	$ -	$ 1,651	$ 406	$ 1,245

(1) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales which the company previously referred to as pass-through sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

					ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES (1)
Unaudited

	YTD 2009
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$ 162	$ (6)	$ 168	$ -	$ 168
Exhaust	489	(3)	492	223	269
Total North America Original Equipment	651	(9)	660	223	437

North America Aftermarket
Ride Control	208	(4)	212	-	212
Exhaust	78	(2)	80	-	80
Total North America Aftermarket	286	(6)	292	-	292

Total North America	937	(15)	952	223	729

Europe Original Equipment
Ride Control	197	(37)	234	-	234
Exhaust	410	(170)	580	149	431
Total Europe Original Equipment	607	(207)	814	149	665

Europe Aftermarket
Ride Control	87	(17)	104	-	104
Exhaust	74	(16)	90	-	90
Total Europe Aftermarket	161	(33)	194	-	194

South America & India	158	(40)	198	25	173

Total Europe, South America & India	926	(280)	1,206	174	1,032

Asia	155	1	154	37	117

Australia	55	(29)	84	7	77

Total Asia Pacific	210	(28)	238	44	194

Total Tenneco Inc.	$ 2,073	$ (323)	$ 2,396	$ 441	$ 1,955

	YTD 2008
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$ 233	$ -	$ 233	$ -	$ 233
Exhaust	833	-	833	409	424
Total North America Original Equipment	1,066	-	1,066	409	657

North America Aftermarket
Ride Control	212	-	212	-	212
Exhaust	79	-	79	-	79
Total North America Aftermarket	291	-	291	-	291

Total North America	1,357	-	1,357	409	948

Europe Original Equipment
Ride Control	260	-	260	-	260
Exhaust	873	-	873	314	559
Total Europe Original Equipment	1,133	-	1,133	314	819

Europe Aftermarket
Ride Control	116	-	116	-	116
Exhaust	100	-	100	-	100
Total Europe Aftermarket	216	-	216	-	216

South America & India	202	-	202	31	171

Total Europe, South America & India	1,551	-	1,551	345	1,206

Asia	195	-	195	63	132

Australia	108	-	108	10	98

Total Asia Pacific	303	-	303	73	230

Total Tenneco Inc.	$ 3,211	$ -	$ 3,211	$ 827	$ 2,384

(1) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales which the company previously referred to as pass-through sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

CONTACT:
Tenneco Inc.
Jane Ostrander
Investor Inquiries
847 482-5607
jostrander@tenneco.com
or
Jim Spangler
Media Inquiries
847 482-5810
jspangler@tenneco.com